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                                                                   Exhibit 10.15


                             THIRD AMENDMENT TO THE
              NONQUALIFIED SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                            FOR CERTAIN EMPLOYEES OF
                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY

               (as amended and restated effective January 1, 1989)

         BY THIS AGREEMENT, the Nonqualified Supplemental Executive Retirement Plan for Certain Employees of Phoenix Home Life Mutual Insurance Company (the "Plan"), as amended and restated effective January 1, 1989, is amended by this Third Amendment effective January 1,1998.

         1. Section 1.1 of the Plan is amended to read as follows:

         1.1 Purpose. The Employer adopted effective January 1, 1989 this Nonqualified Supplement Executive Retirement Plan (the "Supplemental Plan") solely for the purpose of providing retirement benefits for certain current and former Employees which are not provided under the Employee Pension Plan (the "Employee Pension Plan") by reason of (a) the exclusion from the definition of Earnings of incentive compensation paid or deferred under the Management Incentive Plan or the Mutual Incentive Plan; (b) the limitation on Earnings that may be taken into account under the Employee Pension Plan as set forth in
Section 401(a)(17) of the Internal Revenue Code; or (c) the exclusion from the definition of Earnings of amounts deferred under any other deferred compensation program of the Employer.

         2. Section 2.8 of the Plan is amended to read as follows:

         2.8. "Incentive Compensation" shall mean compensation payable under the Management Incentive Plan or the Mutual Incentive Plan. Incentive Compensation shall be Deemed Earnings with respect to the performance year on which the Incentive Compensation is based, regardless of when such Incentive Compensation is paid and regardless of whether such Incentive Compensation is deferred under deferred compensation arrangements applicable to said plans.

         Section 3.1 of the Plan is amended in its entirety to read as follows:

         "A Vice President or more senior officer of Phoenix Home Life Mutual Insurance Company or any of its subsidiaries that have adopted this Supplemental Plan or a Career Agency, Ordinary Brokerage or Group Sales Manager employed by Phoenix Home Life Mutual Insurance Company who is eligible for the Managers Deferred Compensation Program, whose retirement benefits under the Employee Pension Plan are limited by reason of the exclusion of Incentive Compensation or deferred compensation amounts from the definition of Earnings or the limitation on Earnings set forth in Section 401(a)(17) of the Code shall be eligible for benefits under this Supplemental Plan.

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Effective November 1, 1995, employees of Phoenix Duff & Phelps Corporation in grades 17 through 24 whose retirement benefits under the Employee Pension Plan are limited by reason of the exclusion of Incentive Compensation or deferred compensation amounts from the definition of Earnings or the limitation on Earnings set forth in Section 401(a)(17) of the Code shall also be eligible for benefits under this Supplemental Plan. Notwithstanding the foregoing to the contrary, Former Home Life Employees shall not be eligible to participate in this Supplemental Plan until January 1, 1993, except for certain Former Home Life Employees to whom a Plant Closing Benefit is payable pursuant to Section
4.4 of this Supplemental Plan. Moreover, Employees hired by Phoenix Duff & Phelps Corporation after December 31, 1996 shall not be eligible to participate in this Supplemental Plan.

         Sections 4.1, 4.2 and 4.10 of the Plan are amended to read as follows:

         4.1. The amount of monthly benefit provided under this Supplemental Plan shall be the excess of (a) over (b) where:

                  (a) is the amount of monthly benefit that would have been provided under the Employee Pension Plan if the exclusion of Incentive Compensation or deferred compensation amounts from the definition of Earnings and the limitation on Earnings set forth in Section 401(a)(17) of the Code did not apply; and

                  (b) is the amount of monthly benefit payable under the Employee Pension Plan.

         4.2 Notwithstanding 4.1 to the contrary, the amount of monthly benefit payable to a Participant under this Supplemental Plan shall be reduced to the extent that the aggregate Monthly benefit payable to the Participant under the Employee Pension Plan, the Excess Benefit Plan and this Supplemental Plan exceeds the amount of monthly benefit that would have been Provided under the Employee Pension Plan if the exclusion of Incentive Compensation or Deferred compensation amount from the definition of Earnings, the limitation on Earnings set forth in Section 401(a)(17) of the Code and the limitations imposed by
Section 415 of the Code did not apply.

         4.10 If the spouse of a Participant in the Supplemental Plan is entitled to a death benefit under the Employee Pension Plan, said spouse shall be entitled to receive from the Employer a death benefit under this Supplemental Plan equal to the difference between (a) the death benefit that would be payable to said spouse under the Employee Pension Plan as of the date of the Participant's death if such benefit were calculated based on the benefit described in this Article IV; and (b) the death benefit actually payable to said spouse under the Employee Pension Plan as of the date of the Participant's death, calculated in accordance with the terms of the Employee Pension Plan. No death benefit other than that set forth in this Section 4.10 shall be payable under


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this Supplemental Plan if a Participant dies prior to the commencement of benefit payments under this Supplement Plan.

         IN WITNESS WHEREOF, this Third Amendment has been executed this 1st day of March, 1998.


                                     Phoenix Home Life Mutual Insurance
                                     Company Benefit Plans Committee


/s/ Debora Brown                     /s/  Carl T. Chadburn
_________________                    __________________________________
Debora Brown                         Carl T. Chadburn
Witness                              Secretary

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